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                                                                    EXIBIT 10.26

                              AMENDED AND RESTATED
                 STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER

        THIS AMENDED AND RESTATED STOCK ACQUISITION AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 30, 1997 (the "Execution Date") by and among STAR TELECOMMUNICATIONS, INC., a Delaware corporation ("STAR"); BIG DAVE'S ACQUISITION CORP., a California corporation ("Acquisition Corp."); LCCR, INC., a California corporation formerly known as L.D. Services, Inc. ("LCCR"); and the Shareholders listed on the signature page of this Agreement, RICHARD A. BISHOP, individually and in his capacity as Trustee of the Richard Allen Bishop & Teresa Anne Bishop 1996 Revocable Trust; JUDITH BOLGER; ELIZABETH CURRIER, individually and in her capacity as Trustee of the Currier Family Trust; DON CURRIER; THOMAS GUY ELTRINGHAM; JOHN BRENT MCDANIEL, individually and in his capacity as Trustee of the John Brent McDaniel Revocable Trust; DONNA J.S. ROBINSON; and HAROLD B. ROBINSON.

                                    RECITALS

        A. STAR, LCCR (using the name L.D. Services, Inc.), Acquisition Corp. and the Shareholders previously executed that certain Stock Acquisition Agreement and Plan of Merger dated September 3, 1997 (the "Original Merger Agreement").

        B. In order to meet certain objectives of all of the parties, the parties have agreed to amend and restate the Original Merger Agreement to set forth the changes to which all of the parties have agreed, and to include certain new entities in the proposed transaction.

        C. LCCR owns and operates a long distance telecommunications business (the "LCCR Business"). GCC Telecom, Inc., a California corporation ("GCC"), Phoenix Advertising Agency, Inc., a California corporation ("Phoenix"), Banta Telecommunications, Inc., a California corporation ("Banta") (GCC, Phoenix and Banta are described hereunder as the "Wholly-owned Affiliates ") are corporations which presently do not operate any business. Newlink Communications, Inc., a Florida corporation ("Newlink") owns and operates a telecommunications business.

        D. The Shareholders own 93.75% of the issued and outstanding shares of LCCR's common stock, no par value (the "LCCR Stock"), and the remaining shareholders (the "Non-Control Shareholders") own 6.25% of the issued and outstanding shares of LCCR Stock, which in the aggregate constitute all of the outstanding capital stock of LCCR. The Non-Control Shareholders have consented to sell their shares of LCCR Stock pursuant to Section 2 below according to the terms of a Waiver and Consent of even date with this Agreement.

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        E. The Shareholders also own 100% of the issued and outstanding shares of the Wholly-owned Affiliates, and 54% of the issued and outstanding shares of Newlink.

        F. STAR desires to acquire all of the capital stock of LCCR and the Wholly-Owned Affiliates (the "Wholly-Owned Affiliates Stock"), and 54% of the capital stock of Newlink (the "Newlink Stock"). To accomplish this, STAR shall
(a) cause Acquisition Corp., a wholly owned subsidiary of STAR, to be merged with and into LCCR (the "Merger") in accordance with this Agreement, and (b) issue shares of STAR Common Stock (as defined below) in exchange for the Wholly-Owned Affiliates Stock and the Newlink Stock (the "Exchange"); such that, after the Merger and the Exchange, LCCR shall be the surviving corporation and a wholly owned subsidiary of STAR, Acquisition Corp. shall cease to exist, the Wholly-Owned Affiliates shall be wholly owned subsidiaries of STAR, and Newlink shall be majority-owned by STAR.

        G. In connection with the Merger, the LCCR Stock shall be converted into a number of shares of STAR Common Stock, upon the terms and subject to conditions of this Agreement, and in connection with the Exchange, STAR shall acquire the Wholly-Owned Affiliates Stock and the Newlink Stock.

                                   AGREEMENTS

        In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, hereby agree as follows:

1.AB DEFINITIONS

        1.1 DEFINED TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

               "Action" shall mean any action, claim, suit, litigation, proceeding, arbitration, mediation or other dispute.

               "Ancillary Agreement" shall mean each other agreement executed in connection with this Agreement, including, without limitation, the Employment Agreement, the Escrow Agreement and the Registration Rights Agreement (as defined below).

               "Books and Records" shall mean all books, ledgers, files, records, manuals and other materials (in any form or medium) related to the Business, including, but not limited to, all correspondence, personnel records, vendor lists, operation and quality control records and procedures, research and development files, Intellectual Property disclosures and documentation, accounting records and systems, litigation files, sales order files, purchase order files, advertising materials, catalogs, product brochures, mailing lists, customer lists, distribution lists, sales and promotional materials and all other records utilized by LCCR in connection with the Business and all computer hardware, software and

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data files necessary to access or review or continue to compile or utilize any of the foregoing.

              "Closing" and "Closing Date" shall have the meanings set forth in
Section 9.1.

               "Closing Share Price" shall mean the average closing price as publicly reported by the NASDAQ Stock Market as of 4:00 p.m. Eastern Time of STAR Common Stock over the last five trading days ending with (and including) the second business day prior to the Closing Date.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Employee Benefit Plan(s)" shall mean any deferred compensation plan, bonus plan, profit sharing plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment (i) which LCCR sponsors or to which LCCR contributes or is required to contribute, or under which LCCR may incur any liability, and (ii) which covers an employee or former employee of LCCR.

               "Encumbrances" shall mean any claim, lien, pledge, option, charge, security interest, deed of trust, mortgage, restriction, encumbrance or other right of third parties, of any kind or nature.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, including the rules and regulations promulgated thereunder.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of the Agreement.

               "Independent Agents" shall mean those individuals listed as Independent Agents on the Disclosure Schedule attached hereto, each of which has been engaged by LCCR for the purpose of selling commercial long distance telecommunications services under the terms and conditions of an Independent Agent Agreement signed by such individual with LCCR.

               "Intellectual Property" shall mean all of LCCR's intellectual property rights including, without limitation, all of LCCR's right, title and interest in and to any (i) trademarks, trademark registrations and applications, service marks and trade names, copyrights, copyright registrations, patents, patent applications, trade secrets and business confidential information; (ii) computer software programs and systems and documentation relating to the foregoing or used or useable in the Business; and (iii) other proprietary information owned, controlled, created or used or useable by or on behalf of LCCR in connection with the conduct of the Business in which LCCR has any interest whatsoever, whether or not registered, including rights or obligations under any license agreement with any other person.


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               "Laws" shall mean all federal, state or local statutes,
regulations, ordinances, orders, decrees, or any other laws, common law theories or reported decisions of any state or federal court including, without limitation, now or at any time hereafter in effect, including, without limitation, any of the foregoing relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.
               "Permits" shall mean all franchises, permits, licenses, qualifications, rights-of-way, easements, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any governmental authority of any jurisdiction worldwide relating to the conduct of the Business.

               "Regulatory Approvals" shall mean all necessary regulatory approvals from the Federal Communications Commission and state public service commissions, more fully described in Exhibit A attached hereto, required for the transfer of ownership or control over LCCR.

               "Representatives" shall mean any officer, director, principal, shareholder, partner, attorney, accountant, advisor, agent, employee or other representative of a party hereto.

               "STAR Common Stock" shall mean shares of common stock, par value $.001 per share, of STAR. The issuance of the STAR Common Stock under this Agreement shall not be registered under the federal securities laws, and therefore, shall be "restricted stock" under such laws; provided, however, that such shares shall be covered by the terms of the Registration Rights Agreement.

               "Tax(es)" shall mean all taxes, charges, fees, levies or other assessments imposed by and required to be paid to any federal, state, local, or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, ad valorem, payroll and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated Taxes.

               "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on a Shareholder) or the administration of any Laws, regulations or administrative requirements relating to any Tax.

2.   MERGER AND ACQUISITIONS

        2.1 MERGER. On the terms and subject to the conditions of this Agreement, on the Effective Date (defined below), Acquisition Corp. shall be merged with and into LCCR in a statutory merger pursuant to the terms and conditions of this Agreement, in

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accordance with the California General Corporation Law ("CGCL"). On and after the Effective Date, the separate existence and corporate organization of Acquisition Corp. shall cease, and LCCR shall succeed to and possess all of the properties, rights, privileges and powers and be subject to all of the liabilities and obligations of Acquisition Corp., all without further act or deed.

        2.2 SHAREHOLDER APPROVAL. The Shareholders hereby approve this Agreement and hereby consent to the Merger described in Section 2.1 above. STAR, as the sole stockholder of Acquisition Corp., hereby approves this Agreement and hereby consents to the Merger. Each of the Shareholders and STAR hereby waive any appraisal rights to which it may be entitled under the CGCL, in accordance with the provisions of the CGCL.

        2.3 EFFECTIVE DATE OF MERGER. As soon as practicable following the Closing, LCCR and Acquisition Corp. shall cause an agreement of merger with the required officers' certificates (the "Certificate of Merger") to be filed with the Secretary of State of the State of California in accordance with the CGCL. The Merger shall become effective at the time of the filing of the Certificate of Merger. The time and date on which the Merger shall become effective is referred to herein as the "Effective Date."

        2.4   ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS.

               2.4.1 Articles of Incorporation. The Articles of Incorporation of LCCR, as in effect at the Effective Date, shall remain in effect and will be the Articles of Incorporation of the surviving corporation, until amended in accordance with the CGCL.

               2.4.2 Bylaws. The Bylaws of LCCR, as in effect at the Effective Date, shall remain in effect and will be the Bylaws of the surviving corporation, until amended in accordance with the terms of such Bylaws.

               2.4.3 Directors and Officers. The directors and officers of LCCR immediately after the Effective Date shall be as set forth in the Disclosure Schedule, and shall serve until their respective successors are duly elected and qualified.

        2.5   CONVERSION AND EXCHANGE.

               2.5.1 CONVERSION. On the Effective Date and by virtue of the Merger, (i) each outstanding share of common stock, no par value, of Acquisition Corp. outstanding as of the Effective Date shall be converted into one share of common stock, no par value, of LCCR; and (ii) each outstanding share of LCCR Stock shall be automatically converted, without any action on the part of the holders thereof, into and represent the right to receive from STAR, the number of shares of STAR Common Stock listed on attached Exhibit B, such that each Shareholder and Non-Control Shareholder shall receive the number of shares of STAR Common Stock (subject to reduction under Section 2.7 below) as are listed on attached Exhibit B in exchange for the their shares of LCCR presently outstanding.

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               2.5.2   EXCHANGE. On the Effective Date, the Wholly-Owned
Affiliates Stock and the Newlink Stock owned by the Shareholders shall be exchanged for the number of shares of STAR Common Stock listed on attached Exhibit B.

               2.5.3 ISSUANCE OF SHARES. Subject to the conditions set forth herein, STAR shall issue as of the Closing Date, and shall deliver certificates therefore to the Shareholders and Non-Control Shareholders within twenty (20) days after the Closing, that number of shares of STAR Common Stock set forth on the attached Exhibit B, less the pro rata portion for each Shareholder and Non-Control Shareholder of such common shares to be deposited on behalf of the respective shareholders into escrow under Section 2.7 (also as set forth on the attached Exhibit B), and less, further, any reduction on a pro rata basis of the shares to be delivered to the respective shareholders by reason of the potential reduction specified at Section 2.8 below (the shares to be delivered by STAR to the holders of LCCR shares, or to the Escrow Agent (defined below), are referred to as the "Merger Shares").

        2.6 ACQUISITION OF WHOLLY-OWNED AFFILIATES AND NEWLINK. At the Closing, STAR shall acquire all of the Wholly-Owned Affiliates Stock and the Newlink Stock in accordance with the terms of this Agreement.

        2.7 PARTIAL ESCROW OF SHARES. A portion of the Merger Shares equal to ten percent (10%) of the total Merger Shares to be received by the respective Shareholders and Non-Control Shareholders shall be deposited at the Closing in escrow with Santa Barbara Bank & Trust, a California bank (the "Escrow Agent"). The Escrow Agent shall hold such shares (the "Escrowed Shares") until the first anniversary date of the Closing Date. The Escrowed Shares may be offset pro rata with respect to shares owned by the Shareholders and Non-Control Shareholders, at STAR's option, by any amounts required to be paid to STAR by such shareholders pursuant to Section 10.2. below. With respect to any offset described in the immediately preceding sentence, the value of the Escrowed Shares offset shall be equal to the Closing Share Price as determined on the Closing Date.

        2.8 ADJUSTMENT. The Merger Shares to be received by the respective Shareholders and Non-Control Shareholders under Section 2.5 of this Agreement may be reduced on a pro rata basis, with respect to the Shareholders and Non-Control Shareholders, effective as of the Closing Date if and to the extent that as of the date of the Final Balance Sheet (defined below) the current assets of LCCR do not exceed its current liabilities by $1.8 million, as follows:

               2.8.1 $1.8 MILLION TEST: CURRENT ASSETS LESS CURRENT LIABILITIES. At the Closing, LCCR shall provide STAR, for STAR's written approval, the balance sheet for LCCR for the period ending as of the last day of the month immediately preceding the Closing Date, which statement shall be prepared (excluding, however, the STAR Loan, as defined below) on an accrual basis, using GAAP (the "Final Balance Sheet"). STAR shall also approve, in writing, the statement prepared by LCCR showing LCCR's net working capital (current assets less current liabilities) as of the date of the Final Balance Sheet. LCCR, in preparing the statements required by this Section, agrees that
(a) current assets


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shall include without limitation cash and cash-equivalents, accounts receivable, prepaid expenses, and similar items; and (b) current liabilities shall include without limitation notes payable, accounts payable, accrued liabilities and similar items. In addition, however, the parties agree that such current liabilities shall not include the proceeds of that certain $1.5 million line of credit promissory note with STAR as Lender and LCCR as Borrower (the "STAR Loan").

               2.8.2 $1.8 MILLION TEST: REDUCTION IN MERGER SHARES. If such current assets of LCCR, as reduced by the current liabilities (excluding the STAR Loan), as reflected on the above statement approved by STAR, are greater than or equal to $1,800,000, then there shall be no reduction in the number of Merger Shares to be transferred to the Shareholders and Non-Control Shareholders in accordance with Section 2.5 of this Agreement. If such current assets of LCCR, as reduced by the current liabilities, excluding the STAR Loan, as shown on such statement approved by STAR, are less than $1,800,000, then the number of Merger Shares to be received by the Shareholders and Non-Control Shareholders at the Closing under Section 2.5 will be reduced as to each such shareholder on a pro rata basis as follows:

                        A. STAR shall determine the Closing Share Price for the STAR Common Stock comprising the Merger Shares as of the Closing Date;

                        B. such Closing  Share Price shall be divided into:
(1) $1,800,000 less (2) the actual figure representing the excess of current assets over current liabilities (with such "current liabilities" excluding the STAR loan) as set forth on the statement approved by STAR; and

                        C. the resulting share figure shall be deducted on a pro rata basis from the Merger Shares to be delivered to the respective Shareholders and Non-Control Shareholders at the Closing pursuant to Section 2.5 of this Agreement. The share figure shall be rounded to the nearest whole share as required to avoid issuance of fractional shares.

               2.8.3 LCCR'S COMMENTS. If LCCR disagrees with the Final Balance Sheet or with the statement approved by STAR as described above in this Section 2.8, LCCR shall provide its objections in writing to STAR within five (5) days after the written approval by STAR of the above statements. Within five (5) days after the receipt by STAR of any written objections from LCCR, the parties will meet to resolve any perceived differences with such calculation. If the parties are unable to thereafter resolve any issues related to such calculations within five (5) days after such meeting of the parties, then all such outstanding issues shall be referred to Richard Bishop and Christopher E. Edgecomb for joint final resolution.

3.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND LCCR

        The Shareholders and LCCR, jointly and severally, hereby represent and warrant to STAR that the following statements are true and complete and not misleading as of the

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date of this Agreement and the Shareholders and LCCR hereby expressly acknowledge that STAR, in agreeing to consummate the transactions contemplated by this Agreement, has relied upon the following representations and warranties in its decision to enter into this Agreement:

        3.1 ORGANIZATION AND QUALIFICATION OF LCCR. LCCR is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. LCCR has the requisite corporate power and authority to own, lease and operate its assets and properties and to conduct the Business in the manner in which it is presently conducted. Except as set forth in the Disclosure Schedule, LCCR is duly qualified and licensed in each jurisdiction where the nature of the business conducted by it requires such qualification, except where the failure to so qualify would not have a material adverse effect upon LCCR's financial condition or results of operations. LCCR has delivered to STAR true and complete copies of its Articles of Incorporation and Bylaws. Except as set forth in the Disclosure Schedule, LCCR has no subsidiaries or affiliated companies and does not otherwise own or control directly or indirectly, any equity interest in any corporation, association or business entity.

        3.2 CAPITALIZATION OF LCCR. The authorized capital stock of LCCR consists solely of 1,000 shares of common stock, of which 99.2 shares are issued and outstanding. The authorized capital stock of Banta, Phoenix, GCC and Newlink, respectively, consists solely of 1,000, 100,000, 100,000 and 25,000 shares of common stock, of which 100, 100, 100 and 20,000, respectively, are issued and outstanding. The exact names of all holders of the LCCR Stock, the Wholly-Owned Affiliates Stock and the Newlink Stock, and the number of shares they each hold, are set forth on Exhibit B. Other than this Agreement, and except as set forth on the Disclosure Schedule, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating LCCR or any of the Shareholders to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the LCCR Stock or any shares of any other capital stock of LCCR.

        3.3 TITLE TO THE LCCR STOCK. Each holder of LCCR Stock owns beneficially and of record the number of shares of LCCR Stock as set forth for such Shareholder in the Disclosure Schedule, free and clear of all Encumbrances affecting his or her ability to transfer such shares to LCCR for cancellation. All of the shares of the LCCR Stock are duly and validly authorized, issued and outstanding, fully paid, non-assessable.

        3.4 AUTHORIZATION. LCCR has the requisite corporate power and authority to execute and deliver this Agreement and the Certificate of Merger and to consummate the transactions contemplated hereby, and to perform any of its obligations hereunder. Each of the Shareholders has the legal capacity and the requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, and to perform all such Shareholder's obligations hereunder. All actions and proceedings on the part of LCCR, its officers, directors and shareholders necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

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        3.5   DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS. Each of this
Agreement and the Ancillary Agreements has been duly executed and delivered by LCCR and the Shareholders as the case may be. Each of this Agreement and the Ancillary Agreements constitutes the legal, valid and binding agreement and obligation of LCCR and the Shareholders, as the case may be, enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        3.6 COMPLIANCE WITH OTHER INSTRUMENTS. LCCR is not in violation of any term of its Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, order, writ, injunction, judgment or decree. Except as set forth on the Disclosure Schedule, LCCR is not in violation of any order, statute, rule or regulation applicable to LCCR, its officers, directors and shareholders. Except as set forth on the Disclosure Schedule, LCCR has all licenses, permits and certificates from governmental agencies necessary for the conduct of its business as now conducted. Except as set forth on the Disclosure Schedule, no claim has been made by any governmental authority to the effect that the business conducted by LCCR fails to comply, in any respect (and no such claim is anticipated by LCCR), with any Laws.

        3.7 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in: (i) a violation of, or a conflict with, LCCR's Articles of Incorporation, Bylaws or any subscription, shareholders' or similar types of agreements or understandings to which LCCR or a Shareholder is a party thereto;
(ii) a material breach of, or a material default (or an event which, with notice or lapse of time or both would constitute a material default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any material Contract, Encumbrance or Permit to which LCCR is a party or by which LCCR or the Business is bound or affected, other than LCCR's close corporation or S corporation status; (iii) the payment by, or the creation of any obligation (absolute or contingent) to pay on behalf of LCCR or any of its current or former shareholders of any severance, termination, "golden parachute" or other similar payments pursuant to any employment or other agreements of LCCR or any of its current or former officers, directors or employees; (iv) a violation by LCCR or the Shareholders of any Law, order, judgment, writ, injunction decree or award to which LCCR or any of the Shareholders is a party or by which it is bound; or (v) an imposition of any material Encumbrance on LCCR or its assets.

        3.8 CONSENTS AND APPROVALS. Except as set forth on the Disclosure Schedule, the execution and delivery of this Agreement by LCCR and the Shareholders, and the consummation of the transactions contemplated hereby, do not and will not require LCCR or any Shareholder to obtain any authorization, registration or filing with, or consent or approval of, any person or entity, including, without limitation, any federal, state or other governmental authority or regulatory body (other than the filing of the Certificate of Merger

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as contemplated by Section 2.3 above), and any state and federal filings that may be required under applicable securities Laws and the Regulatory Approvals. The Disclosure Schedule sets forth a complete list of the states in which LCCR conducts business or has customers.

        3.9 FINANCIAL STATEMENTS. LCCR has furnished and/or will furnish to STAR copies of the audited balance sheets of LCCR for the one-year period ending December 31, 1996, and for the nine-month period ending September 30, 1997, respectively, and the related statements of income, shareholders' equity and cash flows for each such period, together with the related notes thereto (the "1996 and September 30, 1997 Financial Statements"). The 1996 and September 30, 1997 Financial Statements are true, correct and complete, have been prepared in accordance with GAAP, applied on a consistent basis, and fairly present the financial condition of LCCR as of the dates thereof and the results of operations of LCCR for the period covered by the statements of income contained therein. The Wholly-Owned Affiliates and Newlink shall not furnish any such financial information.

        3.10 UNDISCLOSED LIABILITIES. Except as set forth on the Disclosure Schedule, LCCR does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) related to the Business or the LCCR Stock except (i) liabilities reflected on the Balance Sheet dated December 30, 1996, and (ii) liabilities incurred since the September 30, 1997 Balance Sheet Date in the ordinary course of conducting the Business.

        3.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 30, 1996 and except as set forth on the Disclosure Schedule there has not been:

               3.11.1 Any adverse change in the financial condition, assets, liabilities, earnings, business or prospects of LCCR, which is material to LCCR, taken as a whole (a "Material Adverse Change");

               3.11.2 Any destruction, damage to, or loss of any of LCCR's material assets (whether or not covered by insurance) used or useable in the Business;

               3.11.3 Any labor dispute or other event or condition of any character which constitutes a Material Adverse Change;

               3.11.4 Any change in accounting methods or practices by LCCR (including, without limitation, any change in depreciation, amortization or valuation policies or rates) or revaluation of any of its assets, liabilities or reserves reflected on the Balance Sheet, or any change in any assumption underlying or methods of calculating any bad debt, contingency or other reserves related to the Business other than the change of LCCR from an S corporation to a C corporation for tax purposes and a corresponding change from cash to accrual basis accounting, which should take place at the Closing;

               3.11.5 Except as has been expressly approved in writing by STAR, any of the following: an increase in the salary or other compensation payable or to become

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payable by LCCR to any of its officers, directors, independent contractors or employees; the declaration, payment, or commitment or obligation of any kind for the payment, by LCCR, of a bonus or other additional salary or compensation to any such person; the repayment by LCCR of any loan from such person; or the payment by LCCR of any accrued but unpaid salaries, dividends, distributions or any other payments, whether in cash or property, to any such person;

               3.11.6 Other than in the ordinary course of business consistent with past practice, any amendment or termination of any Contract, Permit or other agreement related to LCCR's assets or the Business, or by which LCCR or any of its assets or properties used or useable in connection with the Business are subject;

               3.11.7 Other than in the ordinary course of business consistent with past practice, any cancellation of indebtedness or waiver or release of any material right or claim of LCCR related in any way to the Business;

               3.11.8 Any declaration of or agreement to declare or make, any payment or distribution of any assets used or useable in connection with the Business of any kind whatsoever;

               3.11.9 Other than in the ordinary course of business consistent with past practice, any sales, transfers, disposal of or agreements to sell, transfer or otherwise dispose of any of the assets, properties or rights of LCCR related to the Business;

               3.11.10 Other than in the ordinary course of business consistent with past practice, any capital expenditure or incurring of any obligation to make any capital expenditure in connection with the conduct of the Business;

               3.11.11   Any making of any loan by LCCR to any person or entity;

               3.11.12 Any creation or assumption of any mortgage, pledge or other Encumbrance on any asset of LCCR;

               3.11.13 Any failure to pay or satisfy when due any obligation of LCCR except where such failure would not constitute a Material Adverse Change;

               3.11.14 Other than in the ordinary course of business consistent with past practice, any disposition or lapsing of any Intellectual Property or any disclosure to any person (other than persons subject to confidentiality agreements) of any Intellectual Property not theretofore a matter of public knowledge;

               3.11.15 Any other event or condition of any character which it is reasonable to expect will, individually or in the aggregate constitute a Material Adverse Change;

               3.11.16 Any agreement by LCCR or the Shareholders to do or cause any of the things described in clauses 3.11.1 through 3.11.15, above; or

               3.11.17 Any distributions by LCCR to the Shareholders which exceed accrued earnings.

        3.12 PROPERTIES. The Disclosure Schedule sets forth a complete and correct list of all assets owned by LCCR as of the December 31, 1996 Balance Sheet Date which have been treated as capital assets. LCCR does not own any real property. Except as set forth on the Disclosure Schedule, LCCR has good, indefeasible and marketable title to, or a valid leasehold interest in, or a valid license to use, all of the personal property used in and material to the Business, in each case free and clear of all Encumbrances. All personal property owned or leased by LCCR is in good order and operating condition, ordinary wear and tear excepted, and free from any defects, except for such minor defects which do not substantially interfere with the continued use thereof in the conduct of normal operations in the manner and to the extent such assets are presently being used.

        3.13   INTELLECTUAL PROPERTY.

               3.13.1 Set forth in the Disclosure Schedule is a complete and correct list of all of the Intellectual Property. Except as set forth on the Disclosure Schedule, (i) the Intellectual Property is owned by LCCR or LCCR has a valid license or other right to use the same, (ii) neither LCCR nor the Shareholders have received any notice or claim disputing LCCR's right to own or use any such Intellectual Property, and (iii) LCCR's right to own or use the Intellectual Property is not disputed by any third party. Except as set forth on the Disclosure Schedule, the Intellectual Property is owned by LCCR free and clear of any Encumbrances. The Intellectual Property constitutes all the proprietary rights necessary and sufficient for the lawful and efficient operation of the Business as presently conducted. LCCR is not infringing upon or otherwise acting adversely to any property owned by any other person with respect to the Intellectual Property which has been received and used by LCCR, nor is there any Action by any person pending or threatened with respect thereto.

               3.13.2 The Disclosure Schedule accurately discloses all licenses, sublicenses or agreements by which LCCR holds or has given to others the right to use the Intellectual Property. LCCR is not in default and, to the Shareholder's knowledge, no third party is in default, under any such license, sublicense or agreement.

               3.13.3 LCCR has provided STAR with a copy of the form or forms of agreements used by LCCR to protect its proprietary information and trade secrets and otherwise to protect the Intellectual Property, including without limitation, any non- disclosure agreements. The Disclosure Schedule sets forth a complete and accurate description of such agreements which have been entered into by and between LCCR and other persons or entities.

        3.14 LEASES. The Disclosure Schedule sets forth a true, correct and complete list and description of all leases, subleases, licenses and other occupancy or lease agreements, together with all amendments, supplements and nondisturbance agreements pertaining thereto, under which LCCR leases, subleases, licenses, occupies or uses any real or personal property (the "Leases"). All of the Leases are in good standing, legal, valid, binding and in full force and effect, all rents and additional rents due to date under each such Lease have been paid in full and there is not under any of such Leases any existing default, violation or breach by LCCR or event or condition which after notice or lapse of time or both would constitute a default, violation or breach. The Shareholders have provided STAR with true and correct copies of all such Leases and none of such Leases have been or will hereafter be terminated, amended or otherwise modified.

        3.15 RECEIVABLES. All receivables of LCCR which are reflected in the Balance Sheet, and all such receivable which have arisen since the Balance Sheet Date, have arisen only from bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, to the Shareholders' knowledge, there are no facts or circumstances which would result in any material increase in the uncollectability of such receivables as a class in excess of the reserves therefor set forth on the Balance Sheet.

        3.16 CONTRACTS. The Disclosure Schedule contains a complete and correct list of all material agreements, contracts and commitments (collectively, the "Contracts"), whether written or oral, (i) to which LCCR is a party or by which it is bound, or (ii) by which any of the assets, properties or the Business is bound, and in either case, which constitute:

               3.16.1 Mortgages, indentures, security agreements, and other agreements and instruments relating to the borrowing of money by or from, or any extension or credit to or from, LCCR;

               3.16.2   Sales agency or marketing agreement;

               3.16.3   Agreements or commitments for capital expenditures;

               3.16.4   Brokerage or finder's agreements;

               3.16.5 Partnership, joint venture or other arrangements or agreements involving a sharing of profits or expenses;

               3.16.6 Contracts or commitments to sell, lease or otherwise dispose of any assets, properties or business other than in the ordinary course of the Business;

               3.16.7 Contracts or commitments limiting the freedom of LCCR to compete in any line of business or in any geographic area or with any person, and any nondisclosure or nonsolicitation agreements which limit LCCR;

               3.16.8 Other agreements, agents, contracts and commitments which in any case involve payments or receipts of more than $5,000 per annum; and

               3.16.9 Any other agreements, contracts and commitments material to the Business, operations or financial condition of LCCR

               3.16.10 LCCR has delivered to STAR or its Representatives complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all oral Contracts. All of the Contracts are valid and in full force and effect and LCCR has duly performed all of its obligations under each Contract to the extent those obligations have accrued and no default, violation or breach by LCCR under any Contract has occurred which affects the enforceability of such Contract or any party's rights thereunder.

        3.17 CUSTOMER CONTRACTS. The Disclosure Schedule sets forth a correct and complete list of the 100 largest customers (by sales volume) (the "Major Customers") of the Business during the seven months ending July 31, 1997 indicating the sales to such Major Customers within such period. As of December 31, 1996, each Shareholder and LCCR had no outstanding Contracts with customers requiring payments or credits, except as described on the Disclosure Schedule. There are no outstanding disputes with any Major Customer and no Major Customer has refused to do business with LCCR or has stated its intention not to continue to do business with or increase or reduce its purchases from LCCR upon consummation of the transactions contemplated hereby.

        3.18   EMPLOYMENT MATTERS; EMPLOYEE BENEFITS.

               3.18.1 The Disclosure Schedule sets forth a complete and correct list of all the names, current annual rates of salary, bonuses, employee benefits, accrued vacation times, sick pay and other compensation of all the present employees and agents (other than Independent Agents) of LCCR who provide services in connection with the Business and whose current annual cash compensation from LCCR (salary and bonus) is expected to equal or exceed $2,000. No employee or agent of LCCR is in violation of any term of any employment contract, confidentiality agreement or other contract or agreement relating to the relationship of such employee with LCCR, or to the best of Shareholders' knowledge, any other party, because of the nature of the business now conducted or proposed to be conducted by LCCR. Except as disclosed in the Disclosure Schedule, there are no employment or consulting contracts or arrangements, including pensions, bonus or profit sharing plans, or other severance or termination contracts or arrangements which constitute contractual obligations of LCCR not terminable on thirty days' notice. No key employee of LCCR terminated his or her relationship with LCCR since the Balance Sheet Date, and no current key employee has indicated any present or future intention to terminate his or her relationship with LCCR.

               3.18.2 The Disclosure Schedule contains a complete and correct list of all Employee Benefit Plans. LCCR has delivered to STAR or its Representatives complete and correct copies of all written Employee Benefit Plans, together with all amendments thereto. All such Employee Benefit Plans comply with the provisions of and have been administered in compliance with the provisions of the ERISA and LCCR is not in default under or in violation of any of such Employee Benefit Plans.

               3.18.3 The Disclosure Schedule contains a list of all Independent Agents of LCCR. The Independent Agent Agreements also listed on the Disclosure Schedule represent valid and binding agreements and obligations of each of the Independent Agents fully enforceable by LCCR. No Independent Agent has terminated his or her relationship with LCCR since the Balance Sheet Date, and, except as contemplated by this Agreement, no Independent Agent has indicated any present or future intention to terminate his or her relationship with LCCR.

        3.19   TRANSACTIONS WITH AFFILIATED PARTIES. Set forth in the Disclosure
Schedule is a true and complete list and description of all transactions engaged in between LCCR and the Shareholders, or any director, officer, employee, shareholder, partner or agent of LCCR, or any of their respective spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a shareholder, employee, officer or director, or any partnership or other person in which any such person or party owns an interest (all such persons, trusts, corporations and partnerships being herein referred to collectively as "Affiliated Parties" and individually as an "Affiliated Party"). No Affiliated Party is a party to any agreement, contract or commitment with LCCR except as set forth in the Disclosure Schedule.

        3.20 CERTAIN PAYMENTS. Neither the Shareholders, LCCR, nor to the Shareholders' knowledge, any person or other entity has, directly or indirectly, on behalf of or with respect to LCCR: (i) made an unreported political contribution; (ii) made or received any payment which was not legal to make or receive; (iii) engaged in any transaction or made or received any payment which was not properly recorded in the Books and Records; or (iv) created or used any "off-book" bank or cash account or "slush fund."

        3.21 TAXES. Except as set forth in the Disclosure Schedule, all Taxes which are due and payable by LCCR have been paid in full and any Taxes that become due and owing by LCCR before the Closing Date (whether or not shown on any Tax Return) will be paid, other than Taxes which are not delinquent and subject to a late payment; all Tax Returns required to be filed in connection therewith have been accurately prepared and duly and timely filed, or will be accurately prepared and duly and timely filed, and all deposits required by Law to be made by LCCR with respect to any such Taxes have been duly made. LCCR is not delinquent in the payment of any Taxes nor does LCCR have any Tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency of claim. There is not now in force any extension of time with respect to the date on which any Tax Return was or is due to be filed by or with respect to LCCR, or any waiver or agreement by LCCR for the extension or the assessment of any Tax. LCCR has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third parties. There are no liens on any of the assets of LCCR as a result of any Tax liabilities except for Taxes not yet due and payable. LCCR has delivered to STAR complete and correct copies of all federal, state, local and foreign income or franchise Tax Returns for the last three taxable periods for which such Tax Returns have been filed and will deliver copies of Tax Returns filed by LCCR after the date hereof and before the

Closing Date. LCCR is not required to file a Tax Return in any state or local jurisdiction for any tax period except in the jurisdiction in which it has filed. LCCR has delivered to STAR complete and correct copies of all audit reports (or portions thereof) and statements of deficiencies assessed against or agreed to by LCCR for any taxable period ending on or after December 31, 1993.

        3.22 PENDING LITIGATION. Except as disclosed on the Disclosure Schedule, there is no pending or, to the Shareholders' knowledge, threatened Action or investigation, at Law or in equity or otherwise, in, for or by any court or governmental board, commission, agency, department or office arising from, relating to or affecting (i) the past, present or proposed operations of the Business, (ii) any alleged act or omission of LCCR, a Shareholder or any of LCCR's officers, directors or employees, or (iii) the consummation of the transactions contemplated hereby.

        3.23 COMPLIANCE WITH LAWS. Except as set forth in the Disclosure Schedule, LCCR has complied with all existing Law now or hereafter applicable to the Business, as presently conducted, including, without limitation, (i) all Environmental Laws, and (ii) all provision of Law relating to labor relations, equal employment practices, fair employment practices, entitlement, prohibited discrimination, terms and conditions of employment, wages and hours, or other similar employment practices or acts. Neither the Shareholders nor LCCR has received any notice from or otherwise been advised that any governmental authority or other person is claiming any violation or potential violation of any Law. "Environmental Laws" shall mean any environmental, hazardous or toxic substance, or health and safety-related laws, regulations, rules, ordinances, or by-laws at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted.

        3.24 PERMITS. The Disclosure Schedule contains a complete and correct list of all Permits which are necessary for the lawful and efficient operation of the Business. All such Permits have been duly made or obtained and are in full force and effect, and there are no proceedings pending or, to any Shareholder's knowledge, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any such Permit.

        3.25 INSURANCE. LCCR maintains insurance with respect to its properties and the Business of such a nature, with such terms and in such amounts as a prudent person would maintain with respect to similar properties and a similar business and maintains insurance on all of its properties of a character usually insured by persons engaged in the same or similar business similarly situated against loss or damage or the kinds and in the amounts customarily insured against, and carries, with such insurers and customary amounts, such other insurance, including public liability insurance, as is usually carried by persons engaged in the same or a similar business similarly situated. The Disclosure Schedule contains a true and complete list of all insurance maintained by LCCR with respect to the Business during the past three years.

        3.26 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transaction contemplated hereby have been carried on without the intervention of any person acting on behalf of LCCR or any Shareholder in such manner as to give rise to any claim against STAR, Acquisition Corp., LCCR or any of their respective Representatives for any brokerage of finders' commission, fee of similar compensation.

        3.27 BOOKS AND RECORDS. LCCR has made and kept (and given STAR's Representatives access to) the Books and Records, which, in reasonable detail, accurately and fairly reflect the activities and transactions of LCCR related to the Business, the dispositions of assets related to the Business, and the financial condition of LCCR and the Business, including, without limitation, the existence of any and all liabilities, whether actual or contingent, that are required to be disclosed in a balance sheet prepared in accordance with GAAP.

        3.28 LOAS. LCCR has made available to STAR, true and complete copies of all customer letters of agency ("LOAs") as of June 30, 1997. All such LOAs were obtained in accordance with applicable law and were valid as of that date.

        3.29 FULL DISCLOSURE. No representation, warranty or other statement of a Shareholder or LCCR contained in this Agreement, or any other document, certificate or written statement furnished to STAR in connection with the transactions contemplated by this Agreement contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Shareholders or LCCR which adversely affects the prospects, earnings, properties or condition, financial or otherwise, of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to STAR for use in connection with the transactions contemplated hereby.

        3.30 PURCHASE FOR OWN ACCOUNT. Shareholders are acquiring STAR Common Stock for investment and for their own account, and not with a view to or for sale in connection with any distribution of any part thereof.

        3.31 INVESTMENT EXPERIENCE. Each Shareholder has such knowledge and experience in financial and business matters that they are capable of evaluating the risks of their proposed investment in STAR Common Stock and are able to bear the economic risk of their proposed investment.

        3.32 INFORMATION CONCERNING STAR. The Shareholders have received copies of STAR's Prospectus dated June 12, 1997, and STAR's Quarterly Report on Form 10-Q for the quarter ending September 30, 1997, as filed with the Securities and Exchange Commission. The Shareholders have heretofore discussed STAR and its plans, operations and financial condition with STAR's officers and have heretofore received all such information as the Shareholders have deemed necessary and appropriate to enable the Shareholders to evaluate the financial risk inherent in making an investment in the STAR Common Stock and the Shareholders have received satisfactory and complete information concerning the business and financial condition of STAR in response to all inquiries in respect thereof.

        3.33 RESTRICTED SECURITIES. The Shareholders understand and ] acknowledge that:

               3.33.1   The STAR Common Stock to be issued pursuant to Section
2.5 has not been registered under the Securities Act of 1933, as amended (the "Act"), and it must be held indefinitely unless the STAR Common Stock is subsequently registered under the Act or an exemption from such registration is available. STAR is under no obligation to register the STAR Common Stock, except as set forth in the Registration Rights Agreement.

               3.33.2 The share certificate representing the STAR Common Stock will be stamped with legends to the effect of the foregoing.

               3.33.3 STAR will issue stop transfer instructions to its transfer agent with respect to such STAR Common Stock.

        3.34 WHOLLY-OWNED SUBSIDIARIES AND NEWLINK. The Shareholders, jointly and severally, hereby represent and warrant to STAR that all of the warranties and representations set forth in Sections 3.1 through 3.33 are equally true and complete and not misleading as of the date of this Agreement as to Banta, Phoenix, GCC and Newlink unless expressly stated to the contrary in this Agreement, and the Shareholders hereby expressly acknowledge that STAR, in agreeing to consummate the transactions contemplated by this Agreement, has relied upon the fact that the representations and warranties set forth in Sections 3.1 through 3.33 are equally true and complete and not misleading as to Banta, Phoenix, GCC and Newlink in its decision to enter into this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF STAR AND ACQUISITION CORP.

        STAR and Acquisition Corp. hereby, jointly and severally, represent and warrant to the Shareholders as follows:

        4.1 ORGANIZATION. STAR is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. STAR and Acquisition Corp. each has the requisite corporate power and authority to own, lease and operate its assets and to conduct its business in the manner in which it is presently conducted.

        4.2 AUTHORIZATION. STAR and Acquisition Corp. each has the requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, and to perform any of its obligations hereunder. All actions and proceedings on the part of STAR and Acquisition Corp. necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

        4.3 VALID ISSUANCE OF STAR COMMON STOCK. Each of the shares of STAR Common Stock when issued, sold and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable. The shares of STAR Common Stock shall not be registered under the Securities Act of 1933, as amended.

        4.4 DUE EXECUTION AND DELIVERY; BINDING OBLIGATIONS. This Agreement has been duly executed and delivered by STAR and Acquisition Corp. This Agreement constitutes the legal, valid and binding agreement and obligation of STAR and Acquisition Corp. enforceable against STAR and Acquisition Corp. in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        4.5 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement, nor STAR's or Acquisition Corp.'s consummation of the transactions contemplated hereby, will result in: (i) a violation of, or a conflict with, STAR's or Acquisition Corp.'s charter documents, or any subscription, stockholders' or similar types of agreements or understandings; or
(ii) a violation by STAR or Acquisition Corp. of any Law, order, judgment, writ, injunction decree or award to which any of them is a party or by which any of their assets are bound.

        4.6 SEC DOCUMENTS. None of the documents and reports filed by STAR with the Securities and Exchange Commission contain any untrue statement of material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, misleading as of the date of such document or report.

5.   SHAREHOLDERS' AND LCCR'S OBLIGATIONS BEFORE CLOSING

        LCCR and the Shareholders covenant that during the period from the date of this Agreement to the Closing Date:

        5.1 CONDUCT OF BUSINESS. Except as specifically contemplated by this Agreement, LCCR will conduct the Business in the ordinary course of business and consistent with past practice, and will use all reasonable effort to preserve intact its advantageous business relationships, to keep available the service of its employees and to maintain satisfactory relationships with its contractors, distributors, customers and other persons sharing business relationships with them. Without limiting the generality of the foregoing, LCCR will not, without the prior written consent of STAR, take or undertake or incur or permit to exist any of the acts, transactions, events or occurrences specified in Section 5.8, below, unless such actions are specifically contemplated by this Agreement. LCCR shall give STAR prompt written notice of any change in any of the information contained in the representations and warranties made in Article 3 referred to herein which occurs prior to the Closing Date.

        5.2 ACCESS TO INFORMATION. STAR and its counsel, accountants and other Representatives shall have full access during normal business hours to all properties, Books and Records, Contracts, Permits and other documents of or relating to LCCR and the Business so that STAR may have full opportunity to make such investigation as it shall desire to make of the affairs of LCCR relating to the Business. LCCR shall furnish or cause to be furnished to STAR and its Representatives all data and information concerning the Business, finances and properties that may reasonably be requested. LCCR shall remain fully liable and responsible for all of LCCR's representations, warranties, covenants, agreements and conditions in this Agreement, notwithstanding any such investigation performed or information received by STAR.

        5.3 CONFIDENTIALITY. Each of the Shareholders and LCCR will hold, and will cause each of LCCR's employees, officers, directors and other Representatives to hold, in strict confidence, and to not use to the detriment of STAR or Acquisition Corp., any information or data concerning STAR or Acquisition Corp. furnished to them in connection with the transaction contemplated by this Agreement, except for information or data generally known to the public; and if the transaction contemplated by this Agreement is not consummated, such confidence shall be maintained and the Shareholders and LCCR will return to STAR all such information and data as STAR may request.

        5.4 NO SOLICITATION. Neither the Shareholders nor LCCR will, directly or indirectly, through any officer, director, partner, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of any equity interest in, or all or a substantial portion of the assets of, LCCR or any business combination with LCCR, or participate in any negotiations regarding or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

        5.5 CONSENTS; REGULATORY APPROVALS; REASONABLE EFFORTS. Each of the Shareholders and LCCR agree to utilize their respective best efforts and to cooperate with STAR in every way as may be necessary, reasonable or advisable to consummate and make effective the transactions contemplated by this Agreement and each Shareholder and LCCR, as the case may be, will use his or its best efforts to assist STAR in obtaining the Regulatory Approvals, all waivers, Permits, consents, other approvals, authorizations and clearances and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are in the opinion of STAR necessary or desirable in connection with the transactions contemplated by this Agreement. Until such time as the Regulatory Approvals have been obtained, there shall be no change in the ownership or management of LCCR and no transfer of control whatsoever over LCCR's certificates of public convenience and necessity and daily operations. Pending receipt of the Regulatory Approvals, LCCR, its current shareholders, officers, directors and employees shall remain directly and solely responsible for the operation of LCCR's telecommunications services and for compliance with all applicable provisions of federal telecommunications law, state public service commission laws and all applicable regulations and policies thereunder. Further, pending receipt of the Regulatory Approvals, LCCR, its current shareholders, officers, directors and employees shall manage and operate LCCR's telecommunications services in a manner that is fully consistent with the terms and conditions of LCCR's certificates of public convenience and necessity, the public interest and the best interest of LCCR's shareholders.

        5.6 FULFILLMENT OF CONDITIONS AND COVENANTS. Neither the Shareholders nor LCCR shall take any course of action inconsistent with satisfaction of the requirements or conditions applicable to the Shareholders and LCCR set forth in this Agreement. The Shareholders and LCCR shall each promptly do all acts and take all measures as may be appropriate to enable them to perform as early as possible the obligations herein provided to be performed by them.

        5.7 COMPLIANCE WITH OTHER INSTRUMENTS. LCCR will not take any action which would be in violation of any term of its Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, order, writ, injunction, judgment or decree. LCCR will not take any action which would be in violation of any material order, statute, rule or regulation applicable to LCCR, its officers, directors and shareholders. LCCR will take all action necessary to obtain and to maintain in force all licenses, Permits and certificates from governmental agencies necessary for the conduct of its business as now conducted.

        5.8 CONDUCT PRIOR TO CLOSING. Other than as set forth in the Disclosure Schedule or expressly approved in writing by STAR, LCCR shall conduct its business in the ordinary course and shall not take any action which would cause any of the following:

               5.8.1 An increase in the salary or other compensation payable or to become payable by LCCR to any of its officers, directors or independent contractors; the declaration, payment, or commitment or obligation of any kind for the payment, by LCCR, of a bonus or other additional salary or compensation to any such person; the repayment by LCCR of any loan from such person; or the payment by LCCR of any accrued but unpaid salaries, dividends, distributions or any other payments, whether in cash or property, to any such person;

               5.8.2 Other than in the ordinary course of business consistent with past practice, any amendment or termination of any Contract, Permit or other agreement related to LCCR's assets or the Business, or by which LCCR or any of its assets or properties used or useable in connection with the Business are subject;

               5.8.3 Any cancellation of indebtedness or waiver or release of any material right or claim of LCCR related in any way to the Business other than invoices from LCCR's customers;

               5.8.4 Any declaration of or agreement to declare or make, any payment or distribution of any assets used or useable in connection with the Business of any kind whatsoever;

               5.8.5 Any sales, transfers, disposal of or agreements to sell, transfer or otherwise dispose of any of the assets, properties or rights of LCCR related to the Business that, in the aggregate, exceed $50,000;

               5.8.6   Any making of any loan by LCCR to any person or entity;

               5.8.7 Any creation or assumption of any Encumbrance on any asset of LCCR that, in the aggregate, exceed $50,000;

               5.8.8 Any failure to pay or satisfy when due any obligation of LCCR except where such failure would not constitute a Material Adverse Change;

               5.8.9 Any disposition or lapsing of any Intellectual Property or any disclosure to any person (other than persons subject to confidentiality agreements) of any Intellectual Property not theretofore a matter of public knowledge;

               5.8.10 The issuance of any shares of capital stock or any options, warrants, convertible securities or other rights to acquire capital stock without STAR's consent; or

               5.8.11 The decrease of LCCR net working capital (net assets minus current liabilities) below $1.8 million.

        5.9 COMPLIANCE WITH LAWS. From and after the date of this Agreement until the Closing Date, LCCR shall comply with all existing Laws applicable to the Business, as presently conducted, including, without limitation, (i) all Environmental Laws, and (ii) all provision of Law relating to labor relations, equal employment practices, fair employment practices, entitlement, prohibited discrimination, terms and conditions of employment, wages and hours, or other similar employment practices or acts.

        5.10 MATERIAL CONTRACT. LCCR shall not enter into any material contract, agreement or commitment other than in the ordinary course of business without the written consent of STAR.

6.   STAR'S AND ACQUISITION CORP.'S OBLIGATIONS BEFORE CLOSING

        STAR and Acquisition Corp. covenant that during the period from the date of this Agreement to the Closing Date:

        6.1 CONFIDENTIALITY. STAR and Acquisition Corp. will hold, and will cause each of their affiliates, employees, officers, directors and other Representatives to hold, in strict confidence, and to not use to the detriment of the Shareholders or LCCR, any information or data concerning the Shareholders or LCCR furnished to them in connection with the transaction contemplated by this Agreement, except for information or data generally known or available to the public; and if the transaction contemplated by this Agreement is not consummated, such confidence shall be maintained and STAR will return to the Shareholders and LCCR all such information and data as the Shareholders and LCCR may request.

        6.2 FULFILLMENT OF CONDITIONS AND COVENANTS. STAR and Acquisition Corp. shall not take any course of action inconsistent with the satisfaction of the requirements or conditions applicable to it set forth in this Agreement. STAR and Acquisition Corp. shall promptly do all acts and take all measures as may be appropriate to enable them to perform as early as possible the obligations herein provided to be performed by them.

        6.3 CONSENTS; REGULATORY APPROVALS; REASONABLE EFFORTS. STAR agrees to utilize reasonable efforts to take, as promptly as possible, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and will use its reasonable efforts to assist LCCR in obtaining the Regulatory Approvals, all waivers, Permits, consents, other approvals, authorizations and clearances and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are necessary in connection with the transactions contemplated by this Agreement.

        6.4 SEC DOCUMENTS. Upon request, STAR shall make available to LCCR its filings with the Securities and Exchange Commission.

        6.5 CONSENTS; REGULATORY APPROVALS; REASONABLE EFFORTS. STAR agrees to use its best efforts to take, as promptly as possible, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, and STAR specifically agrees to use its best efforts to obtain the Regulatory Approvals, all waivers, permits, consents, other approvals, authorizations and clearances and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are in the opinion of STAR necessary or desirable in connection with the transactions contemplated by this Agreement. Until such time as the Regulatory Approvals have been obtained, there shall be no change in the ownership or management of LCCR and no transfer of control whatsoever over LCCR's certificates of public convenience and necessity and daily operations. Pending receipt of the Regulatory Approvals, LCCR, its current shareholders, officers, directors and employees shall remain directly and solely responsible for the operation of LCCR's telecommunications services and for compliance with all applicable provisions of federal telecommunications law, state public service commission laws and all applicable regulations and policies thereunder. Further, pending receipt of the Regulatory Approvals, LCCR, its current shareholders, officers, directors and employees shall manage and operate LCCR's telecommunications services in a manner that is fully consistent with the terms and conditions of LCCR's certificates of public convenience and necessity, the public interest and the best interest of LCCR's shareholders.

7.   CONDITIONS TO OBLIGATIONS OF STAR AND ACQUISITION CORP.

        The obligations of STAR and Acquisition Corp. to perform their obligations under this Agreement are subject to the satisfaction, on or before to the Closing Date, of each of the following conditions, unless waived in writing by STAR:

        7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Shareholders and LCCR contained in this Agreement or in any document delivered pursuant hereto shall be true and correct in all material respects when made and on and as of the Closing Date as though made on and as of the Closing Date.

        7.2 SHAREHOLDERS' AND LCCR'S PERFORMANCE OF COVENANTS. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by the Shareholders or LCCR at or before the Closing Date shall have been duly and properly performed in all material respects.

        7.3 SHAREHOLDERS' AND LCCR'S OFFICER'S CERTIFICATE. STAR shall have received a certificate, dated the Closing Date, signed and verified by each of the Shareholders and the President of LCCR, and certifying that the conditions specified in Sections 7.1 and 7.2, above, have been fulfilled.

        7.4 OPINION OF COUNSEL. STAR shall have received from Steven Hayes, legal counsel for the Shareholders and LCCR, an opinion, dated the Closing Date, in a form reasonably satisfactory to STAR.

        7.5 CONSENTS AND REGULATORY APPROVALS. The Regulatory Approvals, all licenses, Permits, authorizations, consents and approvals of and filings with any governmental or regulatory agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained or made by or on behalf of the Shareholders or LCCR. All consents of other third-parties required to have been obtained in connection with the consummation of such transactions shall have been obtained by or on behalf of the Shareholders or LCCR.

        7.6 WAIVER AND CONSENT. STAR shall have obtained the Waiver and Consent executed by each Non-Control Shareholder.

        7.7 CERTIFICATE OF MERGER. STAR shall have received confirmation that the Certificate of Merger was executed by LCCR and is ready for filing with the Secretary of State of the State of California.

        7.8 EMPLOYMENT OF KEY EMPLOYEES. Richard A. Bishop (a "Key Employee") shall be employed by LCCR and shall execute an employment agreement in the form attached as Exhibit C.

        7.9 REGISTRATION RIGHTS AGREEMENT. STAR shall have obtained a fully executed counterpart to a registration rights agreement from each of the Shareholders in the form of Exhibit D, attached hereto (the "Registration Rights Agreement").

        7.10 NET CURRENT ASSETS. LCCR's net current assets (current assets minus current liabilities), as calculated under Section 2.7 of this Agreement, shall be at least $1.8 million.

        7.11 ACCOUNTING TREATMENT. STAR shall have received assurances satisfactory to STAR that the Merger and related transactions shall be treated as a "pooling of interests" for financial accounting purposes.

        7.12 LCCR BILLINGS. STAR shall have received evidence satisfactory to STAR that LCCR has total billings of at least $1.8 million as of the end of the calendar month immediately preceding the Closing Date.

        7.13 DISTRIBUTIONS TO SHAREHOLDERS. LCCR shall have made no distributions to its shareholders in excess of accrued profits.

        7.14 DUE DILIGENCE REVIEW. STAR shall have approved to STAR's satisfaction STAR's due diligence review of LCCR and its business.

8. CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS AND LCCR

        The obligations of the Shareholders and LCCR to perform their respective obligations under this Agreement are subject to the satisfaction, on or before to the Closing Date, of each of the following conditions, unless waived in writing by the Shareholders or LCCR:

        8.1 ACCURACY OR REPRESENTATIONS AND WARRANTIES. All representations and warranties of STAR and Acquisition Corp. contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though made on and as of the Closing Date.

        8.2 PERFORMANCE OF COVENANTS. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by STAR and Acquisition Corp. at or before the Closing Date shall have been duly and properly performed in all material respects.

        8.3 OFFICER'S CERTIFICATE. The Shareholders shall have received a certificate, dated the Closing Date, signed and verified by the President of STAR and Acquisition Corp., certifying that the conditions specified in Sections
8.1 and 8.2, above, have been fulfilled.

        8.4 CONSENTS AND REGULATORY APPROVALS. The Regulatory Approvals, all licenses, Permits, authorizations, consents and other approvals of and filing with any governmental or regulatory agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained or made by or on behalf of STAR or Acquisition Corp. All consents of other third-parties required to have been applied for or obtained in connection with the consummation of such transactions shall have been obtained by or on behalf of STAR or Acquisition Corp.

        8.5 CERTIFICATE OF MERGER. LCCR shall have received confirmation that the Certificate of Merger was executed by Acquisition Corp. and is ready for filing with the Secretary of State of the State of California.

        8.6 REGISTRATION RIGHTS AGREEMENT. The Shareholders shall have obtained a fully executed counterpart to the Registration Rights Agreement from STAR.

9.   THE CLOSING

        9.1 THE CLOSING. On the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the sale and purchase of the LCCR Stock (the "Closing") shall take place on November 30, 1997, in the offices of Seed, Mackall & Cole LLP, 1332 Anacapa Street, Suite 200, Santa Barbara, California commencing at 5:00 p.m. or at such other place, time and date as may be mutually agreed to by the parties. The date and time at which the Closing actually occurs is herein referred to as the "Closing Date."

        9.2 DELIVERIES BY SHAREHOLDERS. At the Closing, the Shareholders shall deliver the following:

               9.2.1 Certificates representing all of the outstanding shares of LCCR's capital stock other than these shares held by the Non-Control Shareholders, and Certificates representing the Wholly-Owned Affiliates Stock and the Newlink Stock;

               9.2.2   The certificates contemplated by Section 7.3, above;

               9.2.3   The legal opinion contemplated by Section , above;

               9.2.4 Evidence of having obtained consents required to be obtained by the Shareholders pursuant to Section , above;

               9.2.5   The Employment Agreement referred to in Section , above;

               9.2.6 The Registration Rights Agreement referred to in Section above; and

               9.2.7 All other agreements, documents, instruments and writings required to be delivered by the Shareholders at the Closing pursuant to this Agreement.

        9.3 DELIVERIES BY LCCR. At the Closing, LCCR shall deliver the following:

               9.3.1 Certificates representing all of the outstanding shares of LCCR's capital stock held by the Non-Control Shareholders;

               9.3.2 A stock certificate representing the number of shares of common stock, no par value of LCCR issued in the name of STAR, required to consummate the Merger;

               9.3.3 Confirmation that the Certificate of Merger has been executed and is ready to be filed with the Secretary of State of the State of California;

               9.3.4   The certificates contemplated by Section 7.3, above;

               9.3.5 Evidence of having obtained consents required to be obtained by LCCR pursuant to Section , above;

               9.3.6   The Waiver and Consent referred to in Section  above; and

               9.3.7 All other agreements, documents, instruments and writings required to be delivered by LCCR at the Closing pursuant to this Agreement.

        9.4 DELIVERIES BY STAR AND ACQUISITION CORP. At the Closing, STAR and Acquisition Corp. shall deliver the following:

               9.4.1 Stock certificates representing the number of shares of STAR Common Stock required to be delivered pursuant to Section 2.5, above, less the number of Escrowed Shares delivered to the Escrow Agent.

               9.4.2 The officer's certificate contemplated by Section 8.3, above;

                9.4.3 The Registration Rights Agreement completed by Section above; and

               9.4.4 All other agreements, documents, instruments and writings required to be delivered by STAR and Acquisition Corp. at the Closing pursuant to this Agreement.

10.   POST CLOSING

        10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of either: (1) the date of the first audit report by the Auditors of financial statements containing combined operations for those items expected to be encountered in the audit process, or (2) one year for other items; except all representations and warranties with respect to tax matters shall survive until later of (i) the date upon which the liability to which any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any such representation or warranty ("Tax Claim") may relate is barred by all applicable statutes of limitation and (ii) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations.

        10.2   INDEMNIFICATION BY THE PARTIES.

               10.2.1   Subject to the limitations set forth in Section 10.1 and
Section 10.2.4, each of the Shareholders severally, with, responsibility proportionate to such Shareholder's percentage interest in the common stock, no par value of LCCR relative to that held by all the Shareholders in the aggregate immediately prior to the Closing Date and with, in the case of subparagraphs 10.2.1.A and 10.2.1.C below, 100% of responsibility, (and, if this Agreement is terminated prior to the Closing Date, LCCR) shall indemnify, defend and hold harmless STAR and any of its affiliates and Representatives, and shall reimburse STAR and any of its affiliates and Representatives, on demand, for any claim, demand, loss, liability, damage or expense (including without limitation, any claim for breach of contract or for tort which would be allowable under applicable law if this indemnity provision was not a provision of this Agreement), including without limitation interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof (collectively "Damages"), resulting from any of the following:

                        A. Any breach or default in the performance by such Shareholder of any covenant or agreement of such Shareholder contained herein;

                        B. Any breach or default in the performance by LCCR of any covenant or agreement of LCCR to be performed on or prior to the Closing;

                        C. Any breach of warranty or inaccurate or erroneous representation made by such Shareholder herein, or pursuant to any certificate delivered or to be delivered by or on behalf of the Shareholders or LCCR pursuant hereto to the extent that such representation relates to such Shareholder individually (including, without limitation, the representations of each Shareholder contained in Sections 3.3, 3.4, 3.5, 3.7, 3.8, 3.19, 3.20, 3.26, 3.29, 3.30, 3.31, 3.32, 3.33 and 3.34);

                        D. Any breach of warranty or inaccurate or erroneous representation made by the Shareholders jointly and severally or LCCR herein, or pursuant to any certificate delivered or to be delivered by or on behalf of the Shareholders or LCCR pursuant hereto; or

                        E. Any liability arising out of any and all Actions, demands, judgments, costs and expenses incident to any of the foregoing.

               10.2.2 STAR shall indemnify, defend and hold harmless the Shareholders and any of their affiliates and shall reimburse the Shareholders and any of their affiliates on demand, for any Damages resulting from (i) any breach or default in the performance by STAR or Acquisition Corp. of any covenant or agreement of STAR or Acquisition Corp. contained herein or (ii) any breach of warranty or inaccurate or erroneous representation made by STAR or Acquisition Corp. herein, or pursuant to any certificate delivered or to be delivered by or on behalf of STAR or Acquisition Corp. pursuant hereto.

               10.2.3 A party entitled to indemnification hereunder ("Indemnitee") shall promptly notify the other party ("Indemnitor") of any such liability, breach of warranty, inaccuracy, misrepresentation or any other claim arising under the foregoing indemnification provision. Indemnitor may contest and defend in good faith any claim of third parties covered by this Section at its or their own expense; provided that within thirty days of the Indemnitor's receipt of notice of such claim, Indemnitor notify Indemnitee of Indemnitor's desire to defend and contest such claim.

               10.2.4 Notwithstanding the foregoing, in the absence of fraud or willful misconduct, the Shareholders shall have no obligation to indemnify, defend, hold harmless or reimburse STAR or any of its affiliates or Representatives with respect to the matters described in Sections 10.2.1.A or 10.2.1.D (or matters described in Section 10.2.1.E that are incident to matters described in Sections 10.2.1.B or 10.2.1.D), unless and until the aggregate amount of all Damages with respect to all such matters exceeds $100,000 (the "Basket"), in which event, such persons or entities shall be entitled to indemnification for all amounts in excess of the Basket.

        10.3 FURTHER ASSURANCES. The Shareholders, at any time on or after the Closing, will execute, acknowledge and deliver any further assignments and other assurances, documents and instruments of transfer, reasonably requested by STAR, and will take any other action that may be requested by STAR, for the purpose of assigning, transferring, granting, conveying and confirming to STAR, or reducing to possession, any or all of the LCCR Stock to be conveyed and transferred by this Agreement.

        10.4 EXPENSES. Each of the parties shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

        10.5 RESALE OF STAR COMMON STOCK. Each of the Shareholders shall comply with any applicable federal and state securities laws and any required holding periods thereunder in connection with subsequent sales by each of the Shareholders of the STAR Common Stock acquired hereunder. All of the parties agree that neither STAR nor LCCR, nor any affiliate of either, may sell any of their shares of STAR Common Stock within the period beginning thirty (30) days prior to the Closing and ending when financial results, including at least thirty (30) days of post-merger combined operations, have been published by STAR. Publication may, without limitation, include a Form 10-Q or 8-K filing, the issuance of a quarterly or monthly earnings report, or any other public issuance that includes combined sales and net income for thirty
(30) days of post-merger operations.


11.   COVENANT NOT TO COMPETE

        11.1   NON-COMPETE COVENANT.

               11.1.1 During the Applicable Period (as defined below) each Shareholder will not, without the prior written consent of STAR, directly or indirectly, in the Territory (as defined below), Compete (as defined below) with the Business or own any equity interest in, or be a stockholder, partner, owner, officer, director or employee or agent of, or give financial assistance to, any person or entity engaged in any business that Competes with the Business; provided, however, that nothing herein shall prevent any Shareholder from owning, directly or indirectly, as a passive investor, in the aggregate not more than 1% of the outstanding publicly traded stock of any corporation engaged in such competition, or from being employed by, or owning an equity interest in, STAR.

               11.1.2 For purposes of this Article 11, the term "Applicable Period" shall mean, in the case of a Shareholder, the period beginning on the Closing Date and ending on the date five years following the Closing Date.

               11.1.3 For purposes of this Article 11, the term "Territory" shall mean Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana (all counties), Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, New Jersey, New York, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin. The parties acknowledge that LCCR has conducted the business in all such locations prior to the Closing Date.

        11.2 DEFINITION OF COMPETE. For purposes of this Article 11, the term "Competes" shall mean (i) calling on, soliciting or taking away, as a client or customer, any individual, partnership, corporation or association that is a client or customer of LCCR or was a client or customer of LCCR during the 12 calendar month period immediately preceding any such act for the purpose of competing with LCCR or STAR; (ii) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of LCCR or STAR either on behalf of itself or any other person or entity; or (iii) hiring, soliciting, taking away or attempting to hire, solicit or take away any independent sales representative that is engaged in the solicitation of customers on LCCR's behalf or was engaged in the solicitation of customers on LCCR's behalf during the 12 calendar month period immediately preceding any such act for the purpose of competing with LCCR or STAR.

        11.3 DIRECT OR INDIRECT COMPETITION. For purposes of this Agreement, the words "directly or indirectly" as they modify the word "Competes" shall mean
(i) acting as an
agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise, which Competes (as defined in Section 11.2, above) with the Business; (ii) participating in any such competing entity or enterprise, or the affiliate of such entity or enterprise, as a holder of an equity interest or as an owner, partner, limited partner, joint venturer, creditor or stockholder; or (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present or identified prospective client or customer of LCCR.

        11.4 CONFIDENTIAL DATA. The Shareholders agree that, during the period set forth in Section 11.1, above, each of them will keep confidential and not directly or indirectly divulge, furnish, make accessible to anyone, or appropriate for their own use any confidential information of LCCR, and that at no time will either of them divulge, furnish and make accessible to anyone or appropriate for their own use any trade secrets of LCCR. Each of the Shareholders and LCCR further acknowledge and agree that STAR has a legitimate interest in protecting proprietary customer information from misappropriation or diversion by the Shareholders or any competitor. The Shareholders hereby acknowledge and agree that the prohibitions against disclosure of confidential data recited herein are in addition to, and not in lieu of, any rights or remedies which STAR may have available pursuant to the Laws of any jurisdiction or at common law to prevent the disclosure of trade secrets and other confidential proprietary data, and the enforcement by STAR of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in Law or equity absent this Agreement.

        11.5 REASONABLENESS OF RESTRICTIONS. The Shareholders recognize that the territorial and time limitations set forth in Section 11.1, above, are reasonable, not burdensome and are properly required by Law for the adequate protection of STAR, and in the event that such territorial or time limitations are deemed to be unreasonable by a court of competent jurisdiction, then the Shareholders and STAR agree and submit to the reduction of either said territorial or time limitation, or both, to such an area or period as said court shall deem reasonable.

        11.6 INJUNCTIVE RELIEF. The Shareholders acknowledge that their expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, and that a breach by either or all of them of the provisions of this Agreement cannot be reasonably or adequately compensated in damages in an action at Law and that such breach will cause STAR and LCCR irreparable injury and damage. The Shareholders further acknowledge that each of them possesses unique skills, knowledge and ability that competition in violation of this Agreement would be extremely detrimental to STAR and LCCR. By reason thereof, the Shareholders agree that STAR and LCCR shall be entitled, in addition to any other remedies each of them may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement, without proof of actual damages that have been or may be caused to STAR or LCCR by such breach or threatened breach; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach, by either party.

12.   TERMINATION

        12.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

               12.1.1 at the election of STAR if any one or more of the conditions to the obligation of STAR to close has not been fulfilled as of the scheduled Closing Date, despite STAR's compliance with its obligations under
Section 6.2;

               12.1.2 at the election of LCCR, if any one or more of the conditions to the obligation of LCCR to close has not been fulfilled as of the scheduled Closing Date, despite LCCR's and the Shareholders' compliance with their obligations under Section 5.6;

               12.1.3   at the election of STAR, if STAR is in compliance with
Section 6.2 and LCCR or any of the Shareholders has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

               12.1.4 at the election of LCCR, if LCCR and the Shareholders are in compliance with Section 5.6 and STAR has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date; or

               12.1.5 at any time on or prior to the Closing Date, by mutual written consent of STAR and LCCR.

        12.2 SURVIVAL AFTER TERMINATION. If this Agreement is terminated in accordance with Section 12.1 and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect (except for the obligations under Sections 5.3, 6.1 and 10.2); provided, however, that none of the parties shall have any liability in respect of a termination of this Agreement.

13.   GENERAL PROVISIONS

        13.1 ENTIRE AGREEMENT. This Agreement, together with the Ancillary Agreements, the Certificate of Merger and the Disclosure Schedule, set forth the entire agreement between the parties with regard to the subject matter of this Agreement.

        13.2 GOVERNING LAW. The validity, construction and performance of this Agreement, and any Action arising out of or relating to this Agreement or any of the Ancillary Agreements, shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of California.

        13.3 INTERPRETATION. The language in all parts of this Agreement and each of the other Ancillary Agreements shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa. The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

        13.4 WAIVER AND AMENDMENT. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

        13.5 ASSIGNMENT. Except as specifically provided otherwise in this Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by either party without first obtaining the prior written consent of the non-assigning party. Notwithstanding the foregoing, this Agreement and any Ancillary Agreement may be assigned without prior notice or consent to any STAR Affiliate or any entity which merges with or into STAR or acquires substantially all of the assets of STAR. Any voluntary attempt at such an assignment, except pursuant to this Section shall be void and, at the option of the non-assigning party, shall be an incurable breach of this Agreement resulting in the termination of this Agreement.

        13.6 SUCCESSORS AND ASSIGNS. Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

        13.7 NOTICES. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (i) upon delivery, if served personally on the party to whom notice is to be given; or
(ii) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this Section and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

        13.8 SEVERABILITY. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially declared to be or becomes illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

        13.9 WARRANTY OF AUTHORITY. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

        13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

        13.11 ATTORNEY'S FEES. Should any action or proceeding be brought to construe or enforce the terms and conditions of this Agreement or the rights of the parties hereunder, the losing party shall pay to the prevailing party all court costs and reasonable attorneys' fees and costs (at the prevailing party's attorneys then-current rates) incurred in such action or proceeding. A party that voluntarily dismisses an action or proceeding shall be considered a losing party for purposes of this provision. Attorneys fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

        13.12 TIME. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

        13.13 JURY TRIAL WAIVER. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION, EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

                         (Signatures on following pages)

"STAR"

STAR Telecommunications, Inc., a Delaware corporation

By /s/ MARY CASEY
  ---------------------------------------------
    Mary Casey, President

ADDRESS:  223 East De La Guerra
          Santa Barbara, California  93101


"ACQUISITION CORP."

Big Dave's Acquisition Corp., a California corporation

By /s/ MARY CASEY
  ---------------------------------------------
    Mary Casey, President

ADDRESS:  223 East De La Guerra
          Santa Barbara, California  93101


"LCCR"

LCCR, Inc., a California corporation

By  /s/ RICHARD BISHOP
  ---------------------------------------------
    Richard Bishop, CEO

ADDRESS:  13230 East Firestone Blvd, Suite D-2
          Santa Fe Springs, California

"SHAREHOLDERS"
 /s/  RICHARD A. BISHOP
---------------------------------------------
Richard A. Bishop,  individually and in his
capacity as Trustee of the Richard Allen
Bishop & Teresa Anne Bishop 1996
Revocable Trust

ADDRESS:  575 S. Covered Wagon Trail
          Anaheim, California 92807

 /s/ JUDITH BOLGER
---------------------------------------------
Judith Bolger

ADDRESS:  10838 Betty Lou Lane
          Tujunga, California 91042


/s/  ELIZABETH CURRIER
----------------------------------------------
Elizabeth Currier, individually and in her
capacity as Trustee of the Currier Family Trust

ADDRESS:  5311 Ocean View Boulevard
          La Canada, California 91011

 /s/ DON CURRIER
---------------------------------------------
Don Currier

ADDRESS:  5311 Ocean View Boulevard
          La Canada, California 91011

 /s/ THOMAS GUY ELTRINGHAM
---------------------------------------------
Thomas Guy Eltringham

ADDRESS:  10425 Glory Avenue
          Tujunga, California 91042

/s/ JOHN BRENT MCDANIEL
---------------------------------------------
John Brent McDaniel, individually and in
his capacity as Trustee of the John Brent
McDaniel Revocable Trust

ADDRESS:  19232 Parker Circle
          Villa Park, California 92861

 /S/ DONNA J.S. ROBINSON
---------------------------------------------
Donna J.S. Robinson

ADDRESS:  904 Mayo Street
          Los Angeles, California 90042

 /s/ HAROLD B. ROBINSON
---------------------------------------------
Harold B. Robinson

ADDRESS:  904 Mayo Street
          Los Angeles, California 90042


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